EXHIBIT 2.3




                            Reorganization Agreement


     This Reorganization Agreement (the "Agreement") is made and entered into by and among National Business Holdings, Inc., a publicly held Florida corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended ("Issuer" and the "Exchange Act," respectively); Union Dental Corp., a Florida corporation ("Union Dental"); Direct Dental Services, Inc., a Florida corporation ("DDS") and the individuals listed in Exhibit A annexed hereto and made a part hereof as Exhibit 0.1 ("Stockholders"); Issuer, Union Dental, DDS and the Stockholders being sometimes hereinafter collectively referred to as the "Parties" or generically as a "Party").

                                    Preamble:

     WHEREAS, the respective boards of directors of Issuer, DDS and Union Dental believe it is in the best interests of each corporation and their respective stockholders that Union Dental and DDS become a wholly owned subsidiary of Issuer and, in furtherance thereof, have approved the Reorganization; and

     WHEREAS, the Issuer currently has 32,284,831 shares of common stock issued and outstanding and zero shares of preferred stock issued and outstanding.

     WHEREAS, pursuant to the terms of the Reorganization, as hereinafter set forth, among other things, all of the outstanding and reserved securities of DDS (the "DDS's Securities") will be exchanged for 12,500,0000 shares of Issuer's common stock, $0.001 par value ("Issuer's common stock") and 1,000,000 shares of Issuer's preferred stock, $0.0001 par value with each share of preferred stock provides voting rights equal to 15 shares of Issuer's common stock (Issuer's preferred stock), representing approximately 46% and 100% of the issued and outstanding Issuer common stock and Issuer preferred stock at the time of Closing; and

     WHEREAS, pursuant to the terms of the Reorganization, as hereinafter set forth, among other things, all of the outstanding and reserved securities of Union Dental (the "Union Dental's Securities") will be exchanged for 5,000,000 shares of Issuer's common stock, $0.001 par value ("Issuer's common stock") and zero shares of Issuer's preferred stock, no par value, representing approximately 18% of the issued and outstanding Issuer common stock on the Closing Date; and

     WHEREAS, on or about December 20, 2004, Union Dental acquired substantially all of the assets (except the Patient List) of George D. Green D.D.S., P.A. (hereinafter referred to as "PA") pursuant to an Asset Purchase Agreement; and

     WHEREAS, the Parties have mutually agreed to make certain representations and warranties and other agreements in connection with the Reorganization and their subsequent operating and business relationships; and




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     WHEREAS,  the Parties intend, by executing this Agreement,  to adopt a plan of reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"):

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration the sufficiency of which is acknowledged, the Parties, intending to be legally bound, hereby agree as follows:


                                    Article I
                             Plan of Reorganization

1.1  Definitions

     The following terms, whether or not initially capitalized, will have the meanings set forth below:

     Accredited Investor: A person or entity that meets the asset or income requirements for treatment as an accredited investor specified in Rule 501 of Commission Regulation D promulgated under the Securities Act

     Affiliate: An entity or person that controls, is controlled by or is under common control with another person.

     Issuer Financial Statements: Financial statements, including all related schedules and the notes thereto, of Issuer included in the report on Commission Form 10-KSB for the period ended May 31, 2003, as amended; the reports on Commission Form 10-QSB filed subsequent to May 31, 2003 and any financial statements included in current reports on Commission Form 8-K filed since the dates of the Subsequent Quarterly Reports; all such financial statements being hereinafter collectively and generically referred to as the "Issuer Financial Statements,"

     Issuer Schedules: The schedules referenced by the Section designations of this Agreement as to which they apply, annexed at the direction of Issuer to this Agreement and constituting a material component of this Agreement.

     Capital Stock: The generic term used for equity securities, whether common, preferred or otherwise.

     Closing: The event at which the exchange of all of the Union Dental and DDS securities will be exchanged for approximately 64% of the outstanding shares of Issuer's common stock.

     Closing Date: The date on which the Closing takes place.

     Commission: The United States Securities and Exchange Commission.

     Code: The Internal Revenue Code of 1986, as amended.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Exchange Act Reports: All reports filed by Issuer with the Commission pursuant to the Exchange Act, including all exhibits filed therewith.



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     Exchange Agent: The person or entity responsible following the Closing, for issuing and delivering the shares of Issuer's common stock and preferred stock to the Union Dental and DDS Stockholders.

     GAAP: Generally accepted accounting principles, consistently applied.

     IRS: The United States Internal Revenue Service.

     Knowledge: When used to qualify a representation or warranty, the word "knowledge" or any derivations or variations thereof, whether in the form of a word or phrase, will mean knowledge after reasonable inquiry by a senior executive officer of the legal entity on whose behalf the assertion is made and will include information that such legal entity should have had in the exercise of reasonable diligence.

     Target's Financial Statements: DDS and PA's financial statements (balance sheets, income statements and related schedules and footnotes) as of and for the fiscal years ending December 31, 2002 and 2003 (audited), any calendar quarter ended between December 31, 2003 and the Closing Date and Union Dental's financial statements (unaudited),, all prepared in conformity with GAAP and applicable Commission auditing rules and regulations.

     Target Schedules: The schedules referenced by the Section designations of this Agreement as to which they apply, annexed at the direction of Union Dental and DDS to this Agreement and constituting a material component of this Agreement.

     Material: When used to qualify a representation or warranty, the word "material" or any derivations or variations thereof, whether in the form of a word or phrase, will mean a variance that could have negatively affected a decision by a reasonably prudent person to engage in the transactions contemplated by this Agreement, and will be measured both on the occasion in which such term is referenced as well as on an aggregate basis with other similar matters.

     NASD: The National Association of Securities Dealers, Inc., a Delaware corporation and self regulatory organization registered with the Commission.

     OTC Bulletin Board: The over the counter electronic securities market operated by the NASD.

     Securities Act: The Securities Act of 1933, as amended.

     Substantial Compliance: Compliance which the Party for whose benefit or at whose request an act is performed, or for whose benefit or at whose request an act is refrained from could under the circumstances be reasonably expected to accept as full compliance.

     Tax: For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts.



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



     Additional defined terms are specified in certain sections and subsections below and are characterized by the use of initial letter capitalization.

1.2  Reorganization

(A)  The Reorganization.

     (1) At the Closing on this Agreement all of the Union Dental's Stockholders will exchange all of their Union Dental securities, being an aggregate of 500 shares of common stock, $0.001 par value, for 5,000,000 shares of Issuer common stock, $0.001 par value, which represents approximately 18% of the outstanding shares of Issuer's common stock.

     (2) At the Closing of this Agreement, all of the issued and outstanding options to purchase 3,452,250 Union Dental common stock (the "Union Dental Options") shall be exchanged for an aggregate of 3,452,250 options to purchase Issuer common stock (the "Issuer Options") upon the same terms and conditions;

     (3) The shares of Issuer's common stock and preferred stock will be issued by the Exchange Agent following the Closing and will be transferred to the Stockholders in proportion to their holdings of Union Dental common stock at the time of Closing.

     (4) At the Closing on this Agreement all of the DDS's Stockholders will exchange all of their DDS securities, being an aggregate of 500 shares of common stock, $0.001 par value, for 12,500,000 shares of Issuer common stock, $0.001 par value, which represents approximately 46% of the outstanding shares of Issuer's common stock and 1,000,000 shares of the Issuer preferred stock, no par value, which represents 100% of the outstanding shares of Issuer's preferred stock, as called for by this Agreement.

     (5) The shares of Issuer's common stock and preferred stock will be issued by the Exchange Agent following the Closing and will be transferred to the Stockholders in proportion to their holdings of DDS common stock at the time of Closing.

(B)  As  promptly  as  practicable  after  the  satisfaction  or  waiver  of the conditions set forth in Article VI, the Parties will cause the Reorganization to be consummated by effecting the exchange all of Union Dental's and DDS's common stock for the shares of Issuer's common stock and preferred stock, as described above.

(C) The Closing Date and time of the Reorganization will be the date and time on which the Closing of this Reorganization Agreement is consummated, which shall, in any event, take place on or before December 31, 2004, unless the Parties agree in writing to further extend the Closing Date.

     (1) At the Closing the Parties will exchange all closing documentation, certificates, resolutions, exhibits, schedules and opinions called for by this Agreement, and



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     (2)  All of Union Dental and DDS's outstanding securities will be exchanged with Issuer for approximately 64% of Issuer's common stock and 100% of Issuer's preferred stock, as specified above; provided that delivery of the certificates for the shares of Issuer's common stock and preferred stock will be made directly to Stockholders by Issuer's stock transfer agent as soon as practicable after the Closing.

1.3  Effect of the Reorganization.

     At the Closing, the effect of the Reorganization will be that Union Dental and DDS will each become a wholly owned subsidiary of Issuer and that the Stockholders immediately prior to the Closing will become stockholders of Issuer at the Closing, with no further rights, title or interest in Union Dental or DDS, other than indirectly as stockholders of Issuer.

1.4  Fractional Shares.

     No fraction of a share of Issuer's common stock will be issued, but in lieu thereof each holder of shares of Union Dental or DDS's common stock who will otherwise be entitled to a fraction of a share of Issuer's common stock (after aggregating all fractional shares of Issuer's common stock to be received by such holder) will be entitled to receive from Issuer a whole share of Issuer's common stock. 1.5 Exchange of Certificates.

(A) Exchange Agent. Unless modified by Issuer prior to the Closing Date, Issuer's current transfer agent, will serve as the Exchange Agent.

(B) Issuer to Provide Common Stock. Issuer will promptly make available to the Exchange Agent for exchange in accordance with this Article I the shares of Issuer's common stock and preferred stock in exchange for all of the outstanding shares of Union Dental and DDS's common stock.

(C) Exchange Procedures. All certificates for shares of Union Dental and DDS's outstanding common stock will be tendered to Issuer at the Closing, with medallion signature guarantees or otherwise in proper form for immediate transfer to the order of Issuer, whereupon Issuer will issue instructions to the Exchange Agent to issue shares of Issuer's common stock, in the quantities and names set forth in Schedule 1.5(C).

(D) Transfers of Ownership. If any certificate for shares of Issuer's common stock and preferred stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Issuer or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for shares of Issuer's common stock and preferred stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Issuer, or any agent designated by it, that such Tax has been paid or is not payable.

(E) No Liability. Notwithstanding anything to the contrary in this Section 17, neither the Exchange Agent, Issuer, Union Dental, DDS or any other person will be liable to a holder of shares of Issuer's common stock or Union Dental or DDS's Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.




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



1.6  No Further Ownership Rights in Union Dental or DDS's Securities.

(A) All shares of Issuer's common stock and preferred stock issued upon the surrender for exchange of shares of Union Dental and DDS's Capital Stock in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Union Dental and DDS's Capital Stock, and there will be no further registration of transfers on the records of Union Dental or DDS, of shares of Union Dental or DDS's Capital Stock which were outstanding immediately prior to the Closing.

(B) If, after the Closing, Certificates are presented to Union Dental or DDS, for any reason, they will be canceled and exchanged as provided in this
     Article I.

1.7  Lost, Stolen or Destroyed Certificates.

     In the event any certificates evidencing shares of Union Dental or DDS's Capital Stock will have been lost, stolen or destroyed, Union Dental or DDS's transfer agent or share registrar will, prior to the Closing, have issued in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of its stock;
provided, however, that Issuer may, in its discretion and as a condition precedent to the issuance of the shares of Issuer's common stock and preferred stock to be exchanged therefor, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Issuer or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

1.8  Tax Consequences and Accounting Treatment.

     It is intended by the Parties that the Reorganization will constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code, and the Parties agree that if modification of the non-material terms of this Agreement to attain such qualification is necessary, they will negotiate in good faith to make such required modification.

1.9  Taking of Necessary Action: Further Action.

     If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement including the vesting in Issuer of full right, title and possession to all of Union Dental and DDS's Capital Stock or compliance with the requirements of Code Section 368(a)(1)(B), the officers and directors of Issuer, Union Dental and DDS are fully authorized and empowered in the name of their respective corporations or otherwise to take, and will take, all lawful and necessary action.


                                   Article II
             Representations and Warranties of Union Dental and DDS

     Union Dental, DDS and the Stockholders hereby represent and warrant to Issuer, as a material inducement to its entry into this Agreement, subject only to the exceptions specifically disclosed in Schedule 2, as follows:

2.1  Organization of Union Dental and DDS.

(A) Union Dental and DDS are each a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.



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(B)  Union Dental and DDS each have the corporate  power to own its property and to carry on its business as now being conducted and as proposed to be conducted by Union Dental and DDS.

(C) Union Dental and DDS are each duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, or results of operations of Union Dental and DDS.

(D) Union Dental and DDS each has delivered a true and correct copy of its articles of incorporation and bylaws (or similar governing instruments), each as amended to date, to counsel for Issuer.

2.2  Union Dental and DDS's Capital Structure.

(A) The authorized Capital Stock of Union Dental consists of 10,000,000 shares of common stock, $0.001 par value, and zero shares of preferred stock;

(B) The authorized Capital Stock of DDS consists of 7,500 shares of common stock, $1.00 par value, and zero shares of preferred stock;

(C) There are 500 shares of Union Dental common stock and zero shares of Union Dental preferred stock issued and outstanding, held by the persons, and in the amounts, set forth on Schedule 1.5(C).

(D) There are 500 shares of DDS common stock and zero shares of DDS preferred stock issued and outstanding, held by the persons, and in the amounts, set forth on Schedule 1.5(C).

(E) All outstanding shares of Union Dental and DDS common or preferred stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the articles of incorporation or bylaws of Union Dental, DDS or any agreement to which Union Dental or DDS are a party or is bound.

(F) Except as set forth on Schedule 2.2(F), Union Dental and DDS each has no other outstanding securities or securities reserved for issuance for any purpose, there being no other obligations directly or indirectly obligating Union Dental or DDS to issue any of its securities to any person for any purpose; and there are no other options, warrants, calls, rights, commitments or agreements of any character to which Union Dental or DDS is a party or by which it is bound obligating Union Dental or DDS to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Union Dental or DDS Capital Stock or obligating Union Dental or DDS to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

2.3  Subsidiaries.

     Union Dental and DDS do not have any subsidiaries, and does not otherwise own any shares of stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or business entity.







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



2.4  Authority.

(A)  Union Dental and DDS each has all requisite  corporate  power and authority
     to  enter  into  this   Agreement  and  to  consummate   the   transactions
     contemplated hereby.

(B) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Union Dental and DDS.

(C) This Agreement has been duly executed and delivered by Union Dental and DDS and, subject to the proper authorization of this Agreement by Issuer's board of directors and its due execution and delivery by Issuer to Union Dental and DDS, constitutes the valid and binding obligation of Union Dental and DDS.

(D) The execution and delivery of this Agreement by Union Dental and DDS does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under (i) any provision of the articles of incorporation or bylaws of Union Dental or DDS or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Union Dental or DDS or its properties or assets.

(E) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to Union Dental or DDS in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws (e.g., notification on Form D) and the laws of any foreign country.

2.5  DDS and PA Financial Statements.

(A)  Schedule 2.5(A) includes Union Dental's DDS and PA's Financial Statements.

(B) Union Dental, DDS and PA's Financial Statements are complete and correct in all material respects and have been prepared in accordance GAAP throughout the periods indicated.

(C) Union Dental, DDS and PA's Financial Statements present fairly the financial condition and operating results of DDS and PA as of the dates and during the periods indicated therein, subject to normal year-end audit adjustments, which will not be material in the aggregate.

(D) Union Dental, DDS and PA's financial statements comply with the requirements for material acquisitions under Commission Regulation S-B and in a manner permitting Issuer to comply with its obligation under the Securities Act and the Exchange Act in conjunction therewith



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



2.6  No Undisclosed Liabilities.

     Union Dental or DDS each separately represent and warrant that it does not have any material liabilities or obligations, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate (i) have not been reflected in the DDS or PA Balance Sheet (including the notes thereto) or (ii) have not been specifically described in this Agreement or in the Union Dental or DDS Schedules.

2.7 Title of Properties, Absence of Liens and Encumbrances & Condition of Equipment.

(A) Schedule 2.7(A) sets forth a true and complete list of all real property owned and leased by Union Dental and DDS and the aggregate annual mortgage, rental or other fee payable therefor or under any such lease.

(B) All deeds, titles, leases and mortgages are in good standing, valid and effective in accordance with their respective terms, and there is not with respect to Union Dental or DDS under any of such deeds, titles, leases or mortgages, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default and with respect to which Union Dental or DDS has not taken adequate steps to prevent such default from occurring), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a material adverse effect on Union Dental or DDS.

(C) Union Dental and DDS each holds good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in Union Dental and DDS's Financial Statements and except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby

(D)  The  equipment  owned or  leased  by Union  Dental  and DDS are  listed  in
     Schedule 2.7(D) (the "Equipment"), except individual pieces of equipment owned by Union Dental or DDS with an individual value of less than $500. The Equipment is, taken as a whole, in good operating condition and regularly and properly maintained, reasonable wear and tear excepted.

2.8  Litigation.

     Schedule 2.8 annexed hereto accurately lists all suits, actions and legal, administrative, arbitration or other proceedings and governmental investigations and all other claims, pending or, to Union Dental and DDS's Knowledge, threatened or which Union Dental and DDS each expects will ultimately be threatened or commenced. None of any such suits, actions, proceedings, investigations or claims seeks to prevent the consummation of the Reorganization.

2.9  Minute Books.

     The minute books of Union Dental and DDS made available to counsel for Issuer each contain a complete and accurate summary of all meetings of directors and stockholders since the time of incorporation of Union Dental and DDS, and reflect all transactions referred to in such minutes accurately in all material respects.



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



2.10 Brokers' and Finders' Fees.

     Union Dental and DDS each has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.11 Regulation SB Disclosure Document

     The information supplied by Union Dental and DDS responding to each Item in Commission Regulation S-B (other than Items 201, 501, 502, 506, 512 and, to the extent of audit requirements, Item 310) annexed hereto as Exhibit 2.11 (the "Regulation S-B Disclosure Documents"), part of which must be included in a current report on Commission Form 8-K to be filed by Issuer within four (4) days after the Closing Date, as well as in all other reports which Issuer files thereafter pursuant to the Exchange Act, will not contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any Material fact, or will omit to state any Material fact necessary in order to make the statements made therein not false or misleading or omit to state any Material fact necessary to correct any statement which has become false or misleading.

2.12 Disclosure to Union Dental and DDS's Stockholders

     Each of Union Dental and DDS's Stockholders hereby represents and warrants that he, she or it:

(A) Has had access through the Commission's Internet web site at www.sec.gov, in the EDGAR Archives sub-cite, to all of Issuer's reports filed with the Commission during the past two fiscal years, has reviewed all such reports and has, either directly or through a representative, been granted access to all of Issuer's officers and directors, and to all officers and directors of Issuer's operating subsidiaries, for purposes of providing all disclosure required under applicable federal and state securities laws in conjunction with the exchange contemplated by this Agreement;

(B)  Has been advised that:

     (1) The securities to be issued to them by Issuer in exchange for their shares of Union Dental and DDS's common stock have not been registered under the Securities Act, the Exchange Act or any comparable state securities laws, but rather are being issued in reliance on the exemption from registration under the Securities Act provided by
          Section 4(2) thereof;

     (2)  All  certificates  for  their  shares  of  Issuer's  common  stock and preferred stock will bear legends restricting any transactions therein, directly or indirectly, unless the Issuer's shares are first registered under applicable federal and state securities laws or the proposed transaction is exempt from such registration requirements, and such facts are demonstrated to the satisfaction of Issuer and its legal counsel, based on such third party legal opinions, affidavits and transfer agency procedures as Issuer will reasonably require;

     (3) Issuer's transfer agent has been instructed to decline transfers of certificates for their shares of Issuer's common stock, unless the foregoing requirements have been met and have been confirmed as having been met by a duly authorized officer of Issuer.

(C) Has independently determined through his, her or its own legal counsel, that all requirements of their states of domicile for the issuance of the shares of Issuer's common stock and preferred stock called for by this Agreement have been met, or will have been met, prior to Closing, by such legal counsel acting on behalf of the Parties to this Agreement.

2.13 Representations Complete.

     None of the representations or warranties made by Union Dental, DDS or their stockholders, nor any statement made in any Schedule, Exhibit or certificate furnished by Union Dental or DDS pursuant to this Agreement, when read in its entirety, contains or will contain any untrue statement of a Material fact at the time the Closing takes place, or omits or will omit to state any Material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   Article III
                    Representations and Warranties of Issuer

     Issuer represents and warrants to Union Dental and DDS as a Material inducement to its entry into this Agreement, subject to the exceptions specifically disclosed in the Issuer Schedules or in Issuer's Exchange Act Reports, as follows:

3.1  Organization, Standing and Power.

(A) Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

(B) Issuer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material adverse effect on Issuer taken as a whole.

(C) A true and correct copy of its articles of incorporation and bylaws, as amended to date, are available at the Commission's web site in the EDGAR archives, filed as exhibits to the report on Form 10-KSB for the year ended May 31, 2003, and any future modifications thereof will be filed with the Commission and will also be available at such site.

3.2  Capital Structure.

(A) The authorized stock of Issuer consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of Preferred Stock, $0.0001 par value per share, the attributes of which are to be determined on a case by case basis by Issuer's board of directors.

(B)  Issuer will have  32,284,831  shares of common stock issued and outstanding as of Closing. There are no shares of preferred stock issued and outstanding as of Closing. Immediately following the Closing there will be 27,500,000 shares of common stock issued and outstanding. Existing shareholders of Issuer, by agreement, will surrender a sufficient number of issued and outstanding shares to treasury if necessary to reach this result.

(C) There are no other options, warrants, calls, rights, commitments, retirement plans or deferred compensation plans of any nature or agreements of any character to which Issuer is a party or by which it is bound obligating Issuer to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Capital Stock of Issuer or obligating Issuer to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

(D) All of Issuer's shares of common and preferred stock have been duly authorized, and all of its issued and outstanding shares of Issuer common stock have been validly issued, are fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

(E) Subject to the Union Dental, DDS and the Stockholders' compliance with their obligations under this Agreement, the shares of Issuer's common stock and preferred stock to be issued pursuant to the Reorganization will be duly authorized, validly issued, fully paid, and non-assessable.

3.3  Authority.

(A) Issuer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(B) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer

(C) This Agreement has been duly executed and delivered by Issuer and, subject to having also been approved by Union Dental and DDS's board of directors and properly executed and delivered by Union Dental and DDS, constitutes a valid and binding obligation of Issuer.

(D) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under:

     (1)  Any provision of the articles of incorporation or bylaws of Issuer; or

     (2) Any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on the ability of Issuer to consummate the transactions contemplated hereby.

(E) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Issuer in connection with the execution and delivery of this Agreement by Issuer or the consummation by Issuer of the transactions contemplated hereby, except for:

     (1) Such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws (e.g, a Form D Notification Statement) and the laws of any foreign country; and

     (2) Such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material adverse effect on the ability of Issuer to consummate the transactions contemplated hereby.

3.4  Exchange Act Reports; Issuer Financial Statements.

(A) All materials required to be filed by Issuer with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act have been filed and are available on the Commission's Internet web site at www.sec.gov in its EDGAR Archives sub-site.

(B) To the best of Issuer's Knowledge, the Exchange Act Reports comply in all Material respects with the requirements of the Exchange Act and do not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the Commission or by information provided by Issuer to Union Dental.

(C) The Issuer Financial Statements comply as to form in all Material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP and fairly present the consolidated financial position of Issuer at the date thereof and of its operations and cash flows for the period then ended, subject to normal year end audit adjustments.

(D) There has been no change in Issuer's accounting policies or estimates except as described in the notes to Issuer's Financial Statements. Since the date of the financial statements, there has not been any change in the financial condition or operations of Issuer, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

(E) Issuer has no material obligations, other than those set forth in Issuer's Financial Statements.

(F) The information provided by Issuer in the Current Report on Form 8-K pertaining to this Reorganization (excluding information provided by or on behalf of Union Dental or DDS, as to which Issuer makes no representation) will not contain any statement which, at such time and in light of the circumstances under which it will be made, is false or misleading with respect to any Material fact, or will omit to state any Material fact necessary in order to make the statements therein not false or misleading.

(G) If at any time prior to the Closing Date any event relating to Issuer or any of its affiliates, officers or directors should be discovered by Issuer which should be set forth in a current report on Form 8-K, Issuer will promptly inform Union Dental and DDS.

3.5  Brokers' and Finders' Fees.

     Except as disclosed in the Exchange Act Reports, Issuer has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Reorganization or any transaction contemplated hereby.

3.6  Ownership of Union Dental and DDS's Capital Stock.

     As of the date of execution of this Agreement, Issuer does not own any shares of Union Dental or DDS's Capital Stock.

3.7  Litigation.

     There are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations against Issuer pending or, to Issuer's Knowledge, threatened, which (i) if determined adversely to Issuer, could be expected to result in a Material adverse effect on the financial condition or results of operations of Issuer, or (ii) seek to prevent the consummation of the Reorganization, except as may be disclosed in the Exchange Act Reports.

3.8  Limited Activities.

(A)  Issuer  has  no  material  day-to-day   operations  or  assets  other  than
     acquisition-related   activities  and  compliance  with  applicable   laws,
     including federal securities and internal revenue laws.

(B)  Issuer currently has no operating subsidiaries.

3.9  No Undisclosed Liabilities.

     Issuer does not have any Material liabilities or obligations, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate, (i) have not been reflected in the Issuer Financial Statements (including the notes thereto) or (ii) have not been specifically described in this Agreement or in the Exchange Act Reports.

3.10 No Changes.

     Since the date of its latest Exchange Act Report there has not been, occurred or arisen any:

(A) Destruction, damage to, or loss of any assets (including without limitation intangible assets) of Issuer or its subsidiaries (whether or not covered by insurance), either individually or in the aggregate, exceeding $500.

(B) Labor trouble or claim of wrongful discharge, sexual harassment or other unlawful labor practice or action;

(C) Change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by Issuer or its subsidiaries;

(D) Declaration, setting aside, or payment of a dividend or other distribution in respect to the shares of Issuer, or any direct or indirect redemption, purchase or other acquisition by Issuer of any of its shares;

(E) Other event or condition of any character that has or would, in Issuer's reasonable judgment, be expected to have a Material adverse effect on Issuer;

(F) Negotiation or agreement by Issuer to do any of the things described in the preceding clauses (A) through (E) other than negotiations regarding the transactions contemplated by this Agreement.

3.11 Tax and Other Returns and Reports.

(A)  Tax Returns and Audits.

     (1) Issuer has accurately prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes relating or attributable to Issuer or its operations and such Returns are true and correct in all Material respects and have been completed in accordance with applicable law in all material respects.

     (2) Issuer has timely paid all Taxes required to be paid with respect to such Returns and have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes they are required to withhold.

     (3) The accruals for Taxes on the books and records of Issuer are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Closing Date.

     (4) Issuer has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Issuer, nor has Issuer executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (5) No audit or other examination of any Return of Issuer is presently in progress. Issuer does not have any liabilities for unpaid federal, state, local and foreign Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and Issuer has no Knowledge of any basis for the assertion of any such liability attributable to Issuer or its assets or operations.

     (6) Issuer is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement.

     (7) Issuer has provided, or made available to Union Dental, DDS or their legal counsel copies of all federal, provincial and state income and all sales and use Tax Returns of Issuer for all periods since 2000.

     (8) There are (and as of immediately following the Closing Date there will be) no liens on the assets of Issuer relating to or attributable to Taxes.

     (9) Issuer has no Knowledge of any basis for the assertion of any Tax claim which, if adversely determined, would result in liens on the assets of Issuer.

     (10) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Issuer that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

(B)  No Penalty.

     Issuer is not subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any return, report or declaration required to be filed with, any Governmental Entity to which it is subject, which violations or defaults, individually or in the aggregate, would have a material adverse effect on Issuer.

3.12 Environmental and OSHA.

(A)  Hazardous Material.

     (1) As of the Closing Date, no Material amount of any substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, urea-formaldehyde and all substances listed pursuant to CERCLA or RCRA, and the regulations and publications promulgated pursuant to said laws (a "Hazardous Material"), is present, as a result of the actions of Issuer in violation of any law in effect on or before the Closing Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Issuer owns, operates, occupies or leases.

     (2) In any event, Issuer does not know of the presence of any Hazardous Material in, on or under any of their property.

(B)  Hazardous Materials Activities.

     At no time prior to the Closing Date has Issuer transported, stored, used, manufactured, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Issuer disposed of, transferred, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of CERCLA, RCRA, TSCA or any other applicable state or federal acts (including the rules and regulations thereunder) as in effect on or before the Closing Date.

(C)  Permits.

     Issuer currently holds no environmental approvals, permits, licenses, clearances and consents and none are necessary for the conduct of Issuer's Hazardous Material Activities and other businesses of Issuer as such activities and businesses are currently being conducted.

3.13 No Reverse Merger.

     Issuer's existing or successor board of directors shall not recommend or pass a corporate resolution that it reverse split its common stock for a period of twelve (12) months from the Effective Date except if the reverse split is necessary for Issuer to become qualified and accepted for listing on the NASDAQ Small Cap Exchange, the American Stock Exchange or any other major exchange.

3.14 Representations Complete.

     None of the representations or warranties made by Issuer, nor any statement made in any Schedule, Exhibit or certificate furnished by Issuer pursuant to this Agreement, when read in its entirety, contains or will contain any untrue statement of a Material fact at the Closing Date, or omits or will omit to state any Material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   Article IV
                          Conduct Prior to the Closing

4.1  Conduct of Business of Union Dental and DDS

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, as the case may be, Union Dental and DDS agree (except to the extent that Issuer will otherwise consent in writing), that they will promptly notify Issuer of any event or occurrence or emergency which is not in the ordinary course of business and which is Material and adverse to the business of Union Dental or DDS.

4.2  Conduct of Business of Issuer.

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, as the case may be, Issuer agrees (except to the extent that Union Dental and DDS will otherwise consent in writing), that Issuer will promptly notify Union Dental and DDS of any event or occurrence or emergency which is not in the ordinary course of business and which is Material and adverse to the business of Issuer.


                                    Article V
                              Additional Agreements

5.1  Report on Form 8-K.

(A) Within four (4) days following the Closing Date, Issuer, with the assistance and cooperation of Union Dental's current officers, auditors, employees and legal counsel, will prepare and file with the Commission a current report on Commission Form 8-K (the "8-K Report") disclosing the Reorganization and containing information concerning Union Dental required by Commission Regulation S-B.

(B) The Parties will use their best efforts to secure the Commission's acceptance of Union Dental and DDS's audited financial statements, as complying with the requirements of Regulation S-B, and Union Dental and DDS will make any modifications to its financial statements suggested by the Commission; and, if required, will use best efforts to secure from the Commission required extensions of time in which to provide materials complying with Commission Regulation S-B, if necessary.

5.2  Consent of Union Dental's Stockholders.

     Because each Union Dental and DDS Stockholder has independently made the decision to exchange all of his, her or its Union Dental and DDS Securities for shares of Issuer's common stock, no formal stockholder action by Union Dental or DDS will be required in conjunction with authorization of this Agreement or the Closing; however, each Union Dental and DDS Stockholder must have become a party to this Agreement.

5.3  Access to Information.

(A) Union Dental and DDS will afford Issuer and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of its properties, books, contracts, commitments and records; and other information concerning the business, properties and personnel of Union Dental and DDS as Issuer may reasonably request.

     (1)  Union  Dental and DDS agree to provide to Issuer and its  accountants,
          counsel  and  other  representatives   copies  of  internal  financial
          statements promptly upon request.

(B) Issuer will afford Union Dental, DDS and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of its properties, books, contracts, commitments and records; and other information concerning the business, properties and personnel of Issuer as Union Dental and DDS may reasonably request.

     (1)  Issuer agrees to provide to Union Dental,  DDS and their  accountants,
          counsel  and  other  representatives   copies  of  internal  financial
          statements promptly upon request.

(C)  No information or Knowledge obtained in any investigation  pursuant to this
     Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Reorganization.

5.4  Confidentiality.

(A) From the date hereof to and including the Closing Date, the Parties will maintain, and cause their directors, employees, agents and advisors to maintain, in confidence and not disclose or use for any purpose, except the evaluation of the transactions contemplated hereby and the accuracy of the respective representations and warranties of the Parties contained herein, information concerning the other Parties and obtained directly or indirectly from such Parties, or their directors, employees, agents or advisors, or as was in the possession of such Party prior to obtaining such information from such other Party as to which the fact of prior possession such possessing Party will have the burden of proof and such information as is or becomes:

     (1) Available to the non-disclosing Party from third parties not subject to an undertaking of confidentiality or secrecy;

     (2) Generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or

     (3)  Required to be disclosed under applicable law.

(B) In the event that the transactions contemplated hereby will not be consummated, all such information which will be in writing will be returned to the Party furnishing the same, including to the extent reasonably practicable, copies or reproductions thereof which may have been prepared.

5.5  Expenses.

     Whether or not the Reorganization is consummated, all expenses incurred in connection with the Reorganization and this Agreement will be the sole obligation of the Party incurring such expenses.

5.6  Public Disclosure.

     Unless otherwise required by law, prior to the Closing Date no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement will be made by any Party unless approved by all Parties prior to release, provided that such approval will not be unnecessarily withheld, subject, in the case of Issuer, to Issuer's obligation to comply with applicable securities laws.

5.7  Consents.

     The Parties will promptly apply for or otherwise seek, and use their best efforts to obtain, all consents and approvals required to be obtained by them for the consummation of the Reorganization; all of such consents and approvals being set forth in Schedule 5.7.

5.8  Legal Requirements.

     The Parties will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any Party in connection with any such requirements imposed upon such other Party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other Parties in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

5.9  Best Efforts: Additional Documents and Further Assurances.

(A) Each of the Parties to this Agreement will use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to the Reorganization and the condition subsequent under this Agreement.

(B) Each Party, at the request of another Party, will execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

5.10 Board of Directors.

     Immediately following Closing, Dr. George D. Green will be elected to Issuer's board of directors and thereafter, Issuer will call its annual meeting of stockholders, nominating as director candidates such persons as the Stockholders shall deem appropriate.


                                   Article VI
                        Conditions to the Reorganization

6.1  Conditions to Obligations of Each Party to Effect the Reorganization.

     The respective obligations of each party to this Agreement to effect the Reorganization will be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(A)  No Injunctions or Restraints: Illegality.

     No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Reorganization will be in effect, nor will any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor will there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Reorganization, which makes the consummation of the Reorganization illegal.

6.2      Additional Conditions to Obligations of Union Dental and DDS.

         The obligations of Union Dental and DDS to consummate and effect this Agreement and the transactions contemplated hereby will be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Union Dental and DDS:

(A)  Representations, Warranties and Covenants.

     The representations and warranties of Issuer in this Agreement will be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time and Issuer will have performed and complied in all Material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

(B)  Certificate of Issuer.

     Union Dental and DDS will have been provided with a certificate executed on behalf of Issuer by its President and its Chief Financial Officer, Treasurer or officer exercising such functions to the effect that, as of the Closing Date:

     (1) All representations and warranties made by Issuer under this Agreement are true and complete in all material respects; and

     (2) All covenants, obligations and conditions of this Agreement to be performed by Issuer on or before such date have been so performed in all Material respects.

(C)  Satisfactory Form of Legal Matters.

     The form, scope and substance of all legal and accounting matters contemplated hereby and all documents and other papers delivered hereunder prior to and on the Closing Date will be reasonably acceptable to counsel to Union Dental and DDS.

(D)  Legal Opinion.

     Union Dental and DDS will have received a legal opinion from legal counsel to Issuer, substantially in the form of Exhibit 6.2(D) hereto.

(E)  No Material Adverse Changes.

     There will not have occurred any event, fact or condition that has had or reasonably would be expected to have a Material adverse effect on Issuer.

(F)  Tax Opinion.

     (1) Union Dental will have received a written opinion from its tax advisors to the effect that the Reorganization will constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code. In rendering such opinion such tax advisor may rely on (and to the extent reasonably required, the Parties will make) reasonable representations related thereto.


6.3  Additional Conditions to the Obligations of Issuer.

     The obligations of Issuer to consummate and effect this Agreement and the transactions contemplated hereby will be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Issuer:

(A)  Representations, Warranties and Covenants.

     The representations and warranties of Union Dental and DDS in this Agreement will be true and correct in all Material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time and Union Dental and DDS will have performed and complied in all Material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

(B)  Certificate of Union Dental and DDS.

     Issuer will have been provided with a certificate executed on behalf of Union Dental and DDS respectively by its President and Chief Financial Officer to the effect that, as of the Closing Date, all:

     (1)  Representations   and   warranties   made  by  Union  Dental  and  DDS
          respectively under this Agreement are true and complete in all Material respects; and

     (2)  Covenants,   obligations  and  conditions  of  this  Agreement  to  be
          performed by Union Dental and DDS respectively on or before such date have been so performed in all Material respects.

(C)  Third Party Consents.

     Any and all consents, waivers and approvals required from third parties relating to the contracts and agreements of Union Dental and DDS so that the Reorganization and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, Union Dental and DDS thereunder will have been obtained.

(D)  Satisfactory Form of Legal and Accounting Matters.

     The form, scope and substance of all legal and accounting matters contemplated hereby and all documents and other papers delivered hereunder prior to and on the Closing Date will be reasonably acceptable to Issuer's counsel (provided that the condition subsequent concerning the compliance of information provided by Union Dental with the requirements of Commission Regulation S-B, on a timely basis, will survive the Closing).

(E)  Legal Opinion.

     Issuer will have received a legal opinion from legal counsel to Union Dental and DDS, in substantially the form of Exhibit 6.3(E) hereto.

(F)  No Material Adverse Changes.

     There will not have occurred any event, fact or condition that has had or reasonably would be expected to have a Material adverse effect on Union Dental or DDS.

(G)  Non-accredited Investors.

     There will be no stockholders of Union Dental or DDS who are not Accredited Investors.

6.4  Documents to be Delivered at Closing.

(A)  By the Issuer

     (1) Board of Directors Minutes authorizing the issuance of a certificate or certificates for 15,000,000 Shares, registered in the names of the Stockholders based upon their holdings in Union Dental and DDS as agreed to on Exhibit A.

     (2)  The resignation of all officers of Issuer.

     (3)  A  Board  of   Directors   resolution   appointing   such   person  as
          Stockholder's designate as a director(s) of Issuer.

     (4) The resignation of all the directors of Issuer, except that of Stockholder's designee, dated subsequent to the resolution described in 6.4(A)(3), above.

     (5) Audited financial statements of the Issuer filed with the SEC, which shall include a current balance sheet and statements of operations, stockholders equity and cash flows for the twelve month period then ended.

     (6) All of the business and corporate records of Issuer, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

     (7) Such other minutes of Issuer's shareholders or directors as may reasonably be required by Stockholders.

(B)  By Union Dental, DDS and the Stockholders

     (1) Delivery to the Issuer, or to its Transfer Agent, the certificates representing 100% of the issued and outstanding stock of Union Dental and DDS.

     (2) Consents signed by all the Stockholders of Union Dental and DDS consenting to the terms of this Agreement.

     (3) Audited financial statements in form and substance, and prepared in accordance with, rules and regulations of the Commission and meeting the filing requirements for a transaction of this type.


                                   Article VII
  Survival of Condition Subsequent, Representations and Warranties & Covenants

7.1  Survival  of  Condition   Subsequent,   Representations  and  Warranties  &
     Covenant.

     All conditions subsequent to the Reorganization and covenants to be performed after the Closing, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Closing and continue until the date the audit of Issuer's financial statements for the year ending May 31, 2004 has been completed and Issuer has received a signed opinion from its independent auditors certifying such financial statements (the "2004 Audit Date").


                                  Article VIII
                        Termination, Amendment and Waiver

8.1  Termination.

     This Agreement may be terminated and the Reorganization abandoned at any time prior to the Closing Date, as follows:

(A)  By mutual consent of the Parties.

(B) By Issuer if it is not in Material breach of its obligations under this Agreement and there has been a Material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Union Dental or DDS and such breach has not been cured within 15 days after notice to Union Dental or DDS.

(C) By Union Dental or DDS if it is not in Material breach of its respective obligations under this Agreement and there has been a Material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Issuer and such breach has not been cured within 15 days after notice to Issuer;

(D)  By any Party if:

     (1)  The Reorganization has not occurred by December 31, 2004;

     (2) There is a order of a federal or state court in effect preventing consummation of the Reorganization; or

     (3) There will be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Reorganization by any Governmental Entity which would make consummation of the Reorganization illegal.

(E) Where action is taken to terminate this Agreement pursuant to this Section 8.1, it will be sufficient for such action to be authorized by the board of directors (as applicable) of the Party taking such action.

8.2  Effect of Termination.

     In the event of termination of this Agreement as provided in Section 8.1, this Agreement will immediately become null and void and there will be no liability or obligation on the part of any Party or their respective officers, directors or stockholders, except if such termination results from the breach by a Party of any of its representations, warranties, covenants or agreements set forth in this Agreement (it being understood that termination of this Agreement because of failure of Union Dental or DDS to satisfy the condition set forth in
Section 6.3(A) as a result of the occurrence of a Post-Execution Event will not be deemed to be a termination resulting from such a breach of representation or warranty.)

8.3  Amendment.

(A) This Agreement may be amended by the Parties at any time before or after approval of matters presented in connection with the Closing by the stockholders of those Parties required by applicable law to so approve but, after any such stockholder approval, no amendment will be made which by law requires the further approval of stockholders of a party without obtaining such further approval.

(B) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.4  Extension & Waiver.

(A) At any time prior to the Closing any Party may, to the extent legally allowed:

     (1) Extend the time for the performance of any of the obligations or other acts of the other Parties;

     (2) Waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; or

     (3) Waive compliance with any of the agreements or conditions for the benefit of such Party contained herein.

(B) Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                   Article IX
                               General Provisions

9.1  Interpretation.

(A) When a reference is made in this Agreement to Schedules or Exhibits, such reference will be to a Schedule or Exhibit to this Agreement unless otherwise indicated.

(B) The words "include," "includes" and "including" when used herein will be deemed in each case to be followed by the words "without limitation."

(C) The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(D) The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

(E) All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(F) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement (or waive its right to such representation) and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.2  Notice.

(A) All notices, demands or other communications given hereunder will be in writing and will be deemed to have been duly given on the third business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     (1)  To Issuer:

                     National Business Holdings, Inc.
                     4878 Ronson Ct., San Diego, CA 92111
                     Attention: Roger E. Pawson, CEO
                     Telephone (858) 243-2615, Fax (858) 243-2615.


     (2)  To Union Dental:

                     Union Dental Corp.
                     1700 University Drive Suite 200, Coral Springs, FL 33071
                     Attention: Dr. George D. Green, President
                     Telephone (954) 575-2252; Fax (954) 344-8479;
                     e-mail docgreen@uniondental.com;

         with a copy to

                     Kenneth S. Pollock, Esquire
                     Newman, Pollock & Klein, LLP
                     2424 N. Federal Highway, Suite 411, Boca Raton, FL 33431 Telephone (561) 393-6168; Fax (561) 391-8856;
                     e-mail kpollock@nkp-law.com.

     (3)  To DDS:

                     Direct Dental Services, Inc.
                     1700 University Drive, Suite 200, Coral Springs, FL 33071
                     Attention: Dr. George D. Green, President
                     Telephone (954) 575-2252; Fax (954) 344-8479;
                     e-mail docgreen@uniondental.com.

         with a copy to

                     Kenneth S. Pollock, Esquire
                     Newman, Pollock & Klein, LLP
                     2424 N. Federal Highway, Suite 411, Boca Raton, FL 33431 Telephone (561) 393-6168; Fax (561) 391-8856;
                     e-mail kpollock@nkp-law.com.

     or to the Stockholders at their respective addresses set forth herein or such other address or to such other person as any Party will designate to the other for such purpose in the manner hereinafter set forth.

(B) At the request of any Party, notice will also be provided by overnight delivery, facsimile transmission or e-mail, provided that a transmission receipt is retained.

9.3  Merger of All Prior Agreements Herein.

(A) This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B) All prior agreements whether written or oral are merged herein and will be of no force or effect.

9.4  Survival.

     The several representations, warranties and covenants of the Parties contained herein will survive the execution hereof and the Closing and will be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

9.5  Severability.

     If any provision or any portion of any provision of this Agreement, other than one of the conditions precedent or subsequent, or the application of such provision or any portion thereof to any person or circumstance will be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby.

9.6  Governing Law.

     This Agreement will be construed in accordance with the substantive and procedural laws of the State of Florida (other than those regulating Taxation and choice of law). 9.7 Indemnification.

(A) Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.

(B) In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party will be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

9.8  Dispute Resolution.

(A) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement any proceedings pertaining directly or indirectly to the rights or obligations of the Parties hereunder will, to the extent legally permitted, be held in Broward County, Florida, and the prevailing Party will be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, alternative dispute resolution proceedings, trials and appeals, whether or not any formal proceedings are initiated.

(B) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute will, at the request of any Party, be exclusively resolved through the following procedures:

     (1) First, the issue will be submitted to mediation before a mediation service in Broward County, Florida to be selected by lot from four alternatives to be provided, two by Issuer and two by Union Dental. The mediation efforts will be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

     (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties will submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from four alternatives to be provided, two by Issuer and two by Union Dental.

     (3)  Expenses  of  mediation  will be  borne  equally  by the  Parties,  if successful. Expenses, including reasonable attorneys' fees, of mediation, if unsuccessful, and of arbitration, will be borne by the Party or Parties against whom the arbitration decision is rendered. If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration will be borne equally by the Parties involved.

9.9  Benefit of Agreement.

     The terms and provisions of this Agreement will be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees but are not intended to confer upon any other person any rights or remedies hereunder.

9.10 Further Assurances.

     The Parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

9.11 Counterparts.

(A)  This Agreement may be executed in any number of counterparts.

(B) All executed counterparts will constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

(C) Execution by exchange of facsimile transmission will be deemed legally sufficient to bind the signatory; however, the Parties will, for aesthetic purposes, prepare a fully executed original version of this Agreement which will be the document filed with the Commission.

9.12 Time of Essence.

     Time is of the essence of this Agreement and of each and every provision hereof.

     In Witness Whereof, Issuer, Union Dental, DDS and the Stockholders have caused this Agreement to be executed by themselves or their duly authorized respective officers, all as of the last date set forth below:


                                National Business Holdings, Inc.
                                (a Florida corporation)

                                By: /s/ Roger E. Pawson
                                   ------------------------
                                   Roger E. Pawson, President

Dated:   December 28, 2004


State of                   }
County of ___________      } ss.:


     On this 28th day of December, 2004, before me, a notary public in and for the county and state aforesaid, personally appeared ___________________, to me known, and known to me to be the President of National Business Holdings, Inc., the above-described corporation, and to me known to be the person who executed the foregoing instrument, and acknowledged the execution thereof to be his free act and deed, and the free act and deed of National Business Holdings, Inc., for the uses and purposes therein mentioned.

     In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the ___day of ______________, ____.

         {seal}
                                       --------------------------------
                                       Notary Public - State of Florida

                                Union Dental Corporation
                                (a Florida corporation)


                                 By: /s/Dr. George D. Green
                                    ---------------------------------
                                    Dr. George D. Green, President

Dated:  December 28, 2004


State of Florida           }
County of Broward } ss.:

     On this 28th day of December, 2004, before me, a notary public in and for the county and state aforesaid, personally appeared Dr. George D. Green, to me known, and known to me to be the President of Union Dental Corp., the above-described corporation, and to me known to be the person who executed the foregoing instrument, and acknowledged the execution thereof to be his free act and deed, and the free act and deed of Union Dental Corp., for the uses and purposes therein mentioned.

     In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the ___day of _______________, ____

         (Seal)
                                       --------------------------------
                                       Notary Public




                                Direct Dental Services, Inc.
                                (a Florida corporation)



                                 By: /s/Dr. George D. Green
                                    ---------------------------------
                                    Dr. George D. Green, President

Dated:  December 28, 2004


State of Florida           }
County of Broward } ss.:

     On this 28th day of December, 2004, before me, a notary public in and for the county and state aforesaid, personally appeared Dr. George D. Green, to me known, and known to me to be the President of Direct Dental Services, Inc. , the above-described corporation, and to me known to be the person who executed the foregoing instrument, and acknowledged the execution thereof to be his free act and deed, and the free act and deed of Direct Dental Services, Inc., for the uses and purposes therein mentioned.

     In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the ___day of _______________, ____

         (Seal)
                                       --------------------------------
                                       Notary Public



                                  Stockholders

/s/ Dr. George D. Green
---------------------------------
Dr. George D. Green,
owner of 1,000  shares of common stock of Union Dental Corp.
And 7,500 shares of common stock of DDS.



Dated:   December 27, 2004

State of Florida        }
County of Broward       } ss.:


     On this 27th day of December, 2004, before me, a notary public in and for the county and state aforesaid, personally appeared Dr. George D. Green, to me known, and known to me to be a stockholder of Union Dental Corp. and Direct Dental Services, Inc., the above-described corporations, and to me known to be the person who executed the foregoing instrument, and acknowledged the execution thereof to be his free act and deed, for the uses and purposes therein mentioned.

     In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the ___day of _______________, ____.

         {seal}

                                       --------------------------------
                                       Notary Public - State of Florida